SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

MATECH Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-23617	95-4622822
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11661 San Vicente Boulevard, Suite 707, Los Angeles CA  90049
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (310) 208-5589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes In Registrants Certifying Accountants.

(1) Effective April 19, 2010, the Registrant (the “Company”) dismissed the firm of Gruber & Company LLC (“Gruber”) who was previously engaged as the Company’s principal accountant. The decision to dismiss Gruber was due in part to Gruber failing to respond to numerous attempts over the past four (4) months by the Company to contact Gruber in connection with its fiscal year 2008 audit as well as the audit for fiscal year 2009.

Gruber’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the aforementioned report for the year ended December 31, 2008 included was modified for an uncertainty relating to the Company’s ability to continue as a going concern.

The decision to dismiss Gruber has been approved by the Company’s Board of Directors.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods through April 19, 2010, there were no disagreements with Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods and through the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the "Commission").

The Company has provided Gruber a copy of the disclosures contained herein prior to the filing of this current report and have requested that Gruber issue a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein.

(2) Effective April 19, 2010 the Company upon approval of its Board of Directors elected to retain the firm of Seligson & Giannattasio, LLP (“SG”) as its principal independent accountants.  During the Company’s two most recent fiscal years and through April 19, 2010, the Company has not consulted with SG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advise was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Company has provided SG with a copy of the disclosures contained herein and provided SG with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein.  SG has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATECH Corp.

Date: April 19, 2010
	By:	/s/ Tony Cataldo
Tony Cataldo, Chief Executive
Officer and President